NONQUALIFIED STOCK OPTION AGREEMENT

                  This NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is entered into this 8th day of June, 2004 (the "Date of Grant"), by and between GLOBAL SIGNAL INC., a Delaware corporation (the "Company"), and FRIT PINN LLC, a Delaware limited liability corporation (the "Optionee").

                  This Agreement is a nonqualified stock option (an "Option") to purchase shares of the Company's common stock. This Option is granted for the purpose of compensating FRIT PINN LLC for its successful efforts in raising capital for the Company in connection with the Company's initial public offering.

Terms and Conditions of the Option

                  1. Number of Shares and Option Price. The Option entitles the Optionee to purchase 560,000 shares (the "Firm Option Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $18.00 per share (the "Option Price") subject to adjustment as set forth herein. In the event the Underwriters, as such term is defined in that Underwriting Agreement among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Lehman Brothers Inc. and Raymond James & Associates, Inc., as representatives of the underwriters named therein, dated June 2, 2004 (the "Underwriting Agreement"), elect to exercise an option to purchase up to an additional 1,050,000 shares of Common Stock in accordance with the terms of the Underwriting Agreement (the "Underwriters' Option"), then the Option also entitles the Optionee to purchase 84,000 shares of Common Stock (the "Additional Option Shares" and together with the Firm Option Shares, the "Option Shares") at the Option Price subject to adjustment as set forth herein.

                  2. Period of Option. This Option may be exercised or exchanged as provided herein at any time from and after the Date of Grant until 5:00 p.m., New York City time, on the date that is ten (10) years after the Date of Grant or if such date is not a business day on the next succeeding business day (the "Expiration Date"). Upon the occurrence of the Expiration Date, all rights of the Optionee hereunder, with respect to the Option, shall cease.

                  3. Conditions of Exercise or Exchange. Subject to the provisions of this Agreement, the Option shall be fully vested and immediately exercisable or exchangeable in accordance with Section 4 below.

                  4. Exercise or Exchange of Option. The Option may be exercised or exchanged, as provided herein, in whole or in part, at any time or from time to time until the Expiration Date in the manner described in this
Section 4. In the case of exercise, the Optionee shall deliver to the Company written notice specifying the number of Option Shares to be acquired pursuant to such exercise, together with either (a) cash in an amount equal to the aggregate Option Price, (b) the number of shares of Common Stock having a Fair Market Value (as of the date of exercise) equal to the aggregate Option Price or (c) any combination of cash or shares of Common Stock, the sum of which equals the aggregate Option Price. In the case of exchange, the Optionee shall deliver to the Company written notice that the Optionee has elected to exchange all or a portion of this Option and to receive, in such exchange, a number of Option Shares in an amount equal to the number of shares of Common Stock to which the exchanged portion of this Option relates minus the number of shares of Common Stock having the aggregate Fair Market Value (as of the date of exercise) equal to the aggregate Option Price that would be payable upon exercise of such exchanged portion. The Optionee shall also deliver to the Company a certificate from a duly authorized officer of such Optionee to the effect that the covenants, representations and warrants set forth in
Section 6(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at the time of this Agreement. Upon the Company's receipt of the Optionee's written notice of exercise or exchange and certificate, and in the case of exercise the cash, shares or notice require by clause (a), (b) or (c) above, the Company shall promptly deliver to the Optionee the number of Option Shares set forth in such notice.

                  In addition, the Optionee shall be entitled to exercise or exchange the Option in any other manner approved by the Board of Directors of the Company (the "Board") or any committee thereof appointed by the Board to administer the Option (either, hereinafter referred to as the "Administrator").

                  For purposes of this Agreement, Fair Market Value as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, Fair Market Value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, Fair Market Value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, Fair Market Value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and asked prices were reported.

                  5. Nontransferability of Option. Except as permitted by the Company in writing or, if applicable, by will or laws of descent and distribution, the Optionee shall not be permitted to sell, transfer, pledge or assign the Option. The Option shall be exercisable only by the Optionee or any subsequent party or parties having the right to exercise the Option pursuant to the foregoing sentence. Any attempted assignment, transfer, pledge or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

                  6. Covenants, Representations and Warranties.

                  a. Covenants, Representations and Warranties of Optionee. Optionee hereby covenants, represents and warrants to the Company as follows:

                       (1) Optionee has full power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is a valid and binding obligation of Optionee, enforceable in accordance with its terms.

                       (2) Optionee has been given access to all Company documents, records, and other information, has received physical delivery of all such documents, records and information which Optionee has requested and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Option and the Option Shares. Except as expressly set forth herein, the Company does not make any representations or warranties regarding the Option and the Option Shares, the Optionee's investment in the Company or the financial condition, assets, liabilities, business or prospects of the Company, and all of such representations and warranties are hereby disclaimed.

                       (3) Optionee is acquiring the Option and the Option Shares for investment, for its own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and it has no present intention of selling, granting participation in, or otherwise distributing any of the Option or the Option Shares.

                       (4) Optionee is an accredited investor within the definition of such term under paragraph (a)(1), (a)(2), (a)(3),(a)(7) or
     (a)(8) of Rule 501 of Regulation D under the Securities Act. Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of acquiring the Option and the Option Shares pursuant to this Agreement and of protecting the Optionee's interests in connection therewith. The Optionee is able to bear the economic risk of its investment in the Option and the Option Shares for an indefinite period of time because the Option and the Option Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                       (5) Optionee understands that the Option and the Option Shares are characterized as "restricted securities" under the Securities Act as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Optionee understands Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                       (6) Optionee agrees that in no event will it make a disposition of the Option or any Option Shares or any interest therein, unless such Option or Option Shares are registered under the Securities Act or unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and
     (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (A) such disposition will not require registration of such Option or the Option Shares under the Securities Act or applicable state securities laws, or (B) that appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken, or
     (iii) the Company shall have waived, expressly and in writing, the provisions of clauses (i) and (ii) of this subsection.

                       (7) Optionee acknowledges that it is represented by counsel or that Optionee has determined not to be represented by counsel in connection with this Agreement with full knowledge and understanding of the risks involved with such determination.

                  b. Covenants, Representations and Warranties of the Company. The Company hereby covenants, represents and warrants to Optionee as follows:

                       (1) Neither the Company, nor any other person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Option or the Option Shares nor have any such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Option or the Option Shares under the Securities Act or cause this offering of the Option or the Option Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

                       (2) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

                       (3) The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official and do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Company or (iii) require any consent or other action by any person, constitute a default, or give rise to termination, cancellation or acceleration of any right or obligation of the Company under any provision of any agreement or other instrument binding upon the Company.

                       (4) The Company has reserved for issuance upon exercise or exchange of this Option the total number of shares of Common Stock issuable upon exercise or exchange of this Option and all other options granted pursuant to similar Nonqualified Stock Option Agreements on or about the date hereof (collectively, the "IPO Options"). All shares of Common Stock issuable upon exercise or exchange of the IPO Options have been duly authorized and validly reserved and, when issued in accordance with the terms of this Agreement and the other agreements governing the IPO Options, as the case may be, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, and the issuance thereof will not be subject to any preemptive rights or right of first refusal or similar right.

                       7. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at its address set forth below or such other address as it may designate in writing to the Company, or to the Company: 301 North Cattlemen Road, suite 300, Sarasota, Florida, 34232, Attention: David Grain, President (or his designee), at the Company's address or such other address as the Company may designate in writing to the Optionee.

                       8. Failure to Enforce Not a Waiver. The failure of the Company or Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                       9. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

                       10. Adjustments. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a (i) merger, consolidation, reclassification, recapitalization, or other reorganization, (ii) stock dividend, stock split or reverse stock split, (iii) combination or exchange of shares,
     (iv) other change in corporate structure or (v) declaration of a special dividend or other distribution (each, a "Change in Capitalization"), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in the kind and number of shares and the Exercise Price subject to the Option as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of the Option granted hereunder in exchange for payment in cash or other property of the aggregate Fair Market Value of the Option Shares covered by this Option, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator's determinations pursuant to this
     Section 10 shall be final, binding and conclusive.

                       11. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

                       12. Rights as a Stockholder. Neither the Optionee nor any successor in interest shall have rights as a stockholder of the Company with respect to any of the Option Shares until the date of issuance of a stock certificate for such Option Shares.

                       13. Securities Laws Requirements. The Option shall not be exercisable or exchangeable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise or exchange of such Option, if such exercise or exchange, in the opinion of counsel for the Company, would violate the Securities Act (or any other Federal or state securities laws as may be in effect at that time).

                       14. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option or any interest therein by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said Option on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

                       15. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.




                         Signatures on Following Page

         IN WITNESS WHEREOF, the parties have executed this Agreement on this 8th day of June, 2004.


                              FRIT PINN LLC


                              By: /s/Randal A. Nardone
                                  ----------------------------------
                              Its: Vice President and Secretary


                                Address for Notices:
                                --------------------
                                1251 Avenue of the Americas, 16th Floor
                                New York, NY  10020
                                Attention:  Alan Chesick
                                Fax:  212-798-6060

                                With a copy to:
                                --------------
                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, NY  10036
                                Attention:  Phyllis G. Korff
                                Fax:  917-777-2694

                              The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement


                              GLOBAL SIGNAL INC.

                              /s/William T. Freeman
                              --------------------------------
                              Name: William T. Freeman
                              Title: Executive Vice President, Chief Financial Officer and Assistant Secretary